Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2015, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-204152) and related Prospectus of Landmark Apartment Trust, Inc. for the registration of             shares of its common stock.

/s/ Ernst & Young LLP

Certified Public Accountants

Tampa, Florida

July 02, 2015